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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


NAPCO SECURITY SYSTEMS, INC. ANNOUNCES STOCK REPURCHASE


AMITYVILLE, NEW YORK, MAY 29, 1998 - NAPCO SECURITY SYSTEMS, INC. (NSSC -NASDAQ) ANNOUNCED THAT IN MAY 1998, IT HAD REACHED AN AGREEMENT WITH NAPCO'S CO-FOUNDER KENNETH ROSENBERG TO REPURCHASE ALL OF MR. ROSENBERG'S 889,576 NAPCO SHARES FOR $5 PER SHARE. THE CLOSING OCCURRED ON MAY 28, 1998, AT WHICH TIME $2.5 MILLION OF THE PURCHASE PRICE WAS PAID. THE BALANCE WILL BE PAID OVER A 4-YEAR PERIOD. THE PORTION OF THE PURCHASE PRICE PAID AT CLOSING IS BEING FINANCED BY THE COMPANY'S PRIMARY BANK.

AT THE CLOSING, MR. ROSENBERG RESIGNED AS AN OFFICER AND DIRECTOR OF THE COMPANY, BUT WILL BE AVAILABLE TO CONSULT WITH THE COMPANY PURSUANT TO A CONSULTING AGREEMENT. THE AGREEMENT ALSO PROVIDES THAT MR. ROSENBERG WILL NOT COMPETE WITH THE COMPANY FOR A TEN-YEAR PERIOD.

IN ADDITION, RICHARD SOLOWAY, CHAIRMAN AND CO-FOUNDER HAS BEEN APPOINTED PRESIDENT OF NAPCO AND KEVIN S. BUCHEL, SENIOR VICE PRESIDENT OF OPERATIONS AND FINANCE HAS BEEN ELECTED A MEMBER OF THE BOARD OF DIRECTORS AND APPOINTED TREASURER. MR. BUCHEL, A CERTIFIED PUBLIC ACCOUNTANT, HAS BEEN IN THE SECURITY INDUSTRY FOR OVER 11 YEARS, THE PAST 8 YEARS OF WHICH HE HAS BEEN AN OFFICER OF NAPCO.

FOUNDED IN 1969, NAPCO SECURITY SYSTEMS, INC. IS ONE OF THE NATION'S LEADING MANUFACTURERS OF ELECTRONIC SECURITY EQUIPMENT. THE COMPANY'S PRODUCTS ARE USED IN RESIDENTIAL, COMMERCIAL, INSTITUTIONAL AND INDUSTRIAL INSTALLATIONS.


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